Exhibit 10.9

Loan No. 18462590T05

AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE
THIS AMENDED AND RESTATED REVOLVING TERM PROMISSORY NOTE (this "Promissory Note") to the Credit Agreement dated December 28, 2016 (the "Credit Agreement"), is entered into as of December 28, 2016· between COBANK, ACB, a federally chartered instrumentality of the United States ("Lender") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota, a limited liability company, (together with its permitted successors and assigns, the "Borrower"). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.
RECITALS
(A)    This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Revolving Term Loan Supplement numbered RIB051T05M, dated as of July 16, 2015 between Lender and the Borrower.
SECTION 1.    REVOLVING TERM COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the. period set forth below in an aggregate principal amount not to exceed the Maximum Commitment Amount set forth below at any one time outstanding (the "Commitment"). The Maximum Commitment Amount will be $10,000,000.00 initially and will reduce during the term of the Commitment as follows. Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.

Maximum Commitment Amount	From	Up to and Including
$10,000,000.00	the date hereof	March 19, 2017
$8,750,000.00	March 20, 2017	September 19, 2017
$7,500,000.00	September 20, 2017	March 19, 2018
$6,250,000.00	March 20, 2018	September 19, 2018
$5,000,000.00	September 20, 2018	March 19, 2019
$3,750,000.00	March 20, 2019	September 19, 2019
$2,500,000.00	September 20, 2019	March 20, 2020
$1,250,000.00	March 20, 2020	September 20, 2020
SECTION 2.    PURPOSE. The purpose of the Commitment is to finance capital expenditures and to provide working capital to the Borrower.
SECTION 3.    TERM. The term of the Commitment will be from the date hereof, up to and including September 20, 2020 (the "Term Expiration Date"), or such later date as Lender may, in its sole discretion, authorize in writing.
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.
SECTION 5.    INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):
(A)One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 2.450% above the higher of: (1) zero percent (0.000%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Lender from time to time, for the

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590T05

purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Lender, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option. Information about the then-current rate will be made available upon telephonic request. For purposes hereof: (a) "U.S. Banking Day" means a day on which Lender is open for business and banks are open for business in New York, New York; (b) "Eurocurrency Liabilities" will have the meaning as set forth in "FRB Regulation D"; and (c) "FRB Regulation D" means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CPR Prut 204, as amended.
(B)Quoted Rate. At a fixed rate per annum to be quoted by Lender in its sole discretion in each instance. Under this option, rates may be fixed on such balances and for such periods, as may be agreeable to Lender in its sole discretion in each instance, provided that: (I) the minimum fixed period will be 30 days; (2) amounts may be fixed in an amount not less than $100,000.00; and (3) the maximum number of fixes in place at any one time will be five.
The Borrower will select the applicable rate option at the time it requests a loan hereunder and may, subject to the limitations set forth above, elect to convert balances bearing interest at the variable rate option to one of the fixed rate options. If the Borrower fails to elect an interest rate option, interest will accrue at the variable interest rate option. Upon the expiration of any fixed rate period, interest will automatically accrue at the variable rate option unless the amount fixed is repaid or fixed for an additional period in accordance with the terms hereof. Notwithstanding the foregoing, rates may not be fixed for periods expiring after the maturity date of the loans and rates may not be fixed in such a manner as to cause the Borrower to have to break any fixed rate balance in order to pay any installment of principal. All elections provided for herein will be made telephonically or in writing and must be received by 12:00 p.m. Denver, Colorado time. Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Lender will require in a written notice to the Borrower ("Interest Payment Date").
SECTION 6.    PROMISSORY NOTE. The Borrower promises to repay on the date of each reduction in the Commitment set forth in the schedule in Section I above, the outstanding principal, if any, that is in excess of the reducing Commitment amount set forth in the aforementioned schedule, followed by a final installment in an amount equal to the remaining unpaid principal balance of the loans on the Term Expiration Date.
In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.
SECTION 7.    SECURITY. The Bmrnwer's obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided i n Section 2.3 of the Credit Agreement.
SECTION 8.    FEES.
(A)Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.400% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.
SECTION 9.    LETTERS OF CREDIT. If agreeable to Lender in its sole discretion in each instance, in addition to loans, the Borrower may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after Lender's receipt of a duly completed and executed copy of Lender's then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn under such letter of credit. Any draw under any letter of credit issued hereunder will be deemed a loan under the Commitment and will be repaid in accordance with this Promissory Note. Each letter of credit must be in form and content acceptable to Lender and must expire no later than the maturity date of the Commitment.
SIGNATURE PAGE FOLLOWS

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590T05

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COBANK, ACB
By:	/s/ Kelli Cholas
Name:	Kelli Cholas
Title:	Assistant Corporate Secretary

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
By:	/s/ Mark Hyde
Name:	Mark Hyde
Title:	CFO